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                                                                     Exhibit 5.1


                     [Letterhead of Hogan & Hartson L.L.P.]




                                  May 28, 1999



Board of Directors
McLeodUSA Technology Park
McLeodUSA Incorporated
6400 C Street SW, P.O. Box 3177
Cedar Rapids, IA 52406-3177

Gentlemen:

         We are acting as special counsel to McLeodUSA Incorporated, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (File No. 333-78561) (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 939,847 shares of the Company's Class A common stock, par value $0.01 per share, all of which shares (the "Shares") are to be sold by the Selling Stockholders identified in the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.     An executed copy of the Registration Statement.

         2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on May 10, 1999 (the "Amended and Restated Certificate"), the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on May 10, 1999 (the "Certificate of Amendment") , the Certificate of Change of Registered Agent and Registered Office of the Company, as certified by the Secretary of State of the State of Delaware on May 10, 1999 (together with the Amended and Restated Certificate and the Certificate of Amendment, the "Certificate of Incorporation"), and the Certificate of Incorporation as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

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May 28, 1999
Page 2

         3. The Amended and Restated By-laws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         4. A certificate of certain officers of the Company, dated as of the date hereof, as to certain facts relating to the Company.

         5. Resolutions of the Board of Directors of the Company adopted on January 6, 1999, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the sale of the Shares and and arrangements in connection therewith.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         In rendering this opinion letter we have relied as to factual matters, without independent investigation, upon the representations, warranties and certifications made by the Company in or pursuant to the officers' certificate indentified in Paragraph 4 above.

         This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming the receipt by the Company of the consideration as provided in resolutions of the Company's Board of Directors authorizing issuance of the Shares, the Shares are validly issued, fully paid and non-assessable under the General Corporation Law of the State of Delaware.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.


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May 28, 1999
Page 3

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                         Very truly yours,



                                         /s/ Hogan & Hartson L.L.P.
                                         --------------------------
                                         HOGAN & HARTSON L.L.P.